UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2006 (September 27, 2006)

MODERN MEDICAL MODALITIES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	000-902635	22-3059258
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

439 Chestnut Street Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 687-8840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01    Entry into a Material Definitive Agreement

     The following discussion provides only a brief description of the documents described below. The discussion is qualified in its entirety by the full text of the agreements, which are attached to this Current Report on Form 8-K as exhibits.

     On September 27, 2006 the Board of Directors of Modern Medical Modalities Corporation (the “Company”) approved the grant of a total of 1,168,000 stock options pursuant to the Company’s 2003 Stock Option Plan (“2003 Plan”) to two employees and one non-employee director. Specifically, the Company issued performance-based stock options pursuant to Performance for Stock Options Agreements equal to a potential of 868,000 shares of the Company’s common stock exercisable at $0.50 per share, based primarily on the Company achieving certain amounts of new revenue upon the successful completion of strategic acquisition opportunities (“Performance Based Stock Options”), and stock options to purchase 300,000 shares of the Company’s common stock at an exercise price of $0.50 per share that vest one-third (1/3) annually from the date of grant (“Three-Year Stock Options”).

     Mr. Paul W. Harrison, a non-employee director of the Company, received Performance Based Stock Options to purchase a potential of 434,000 shares, and Three-Year Stock Options to purchase 100,000 shares. Mr. Minesh Patel, the Company’s Chief Financial Officer, and Mr. Bruce Phillips, the Company’s Controller, each received Performance Based Stock Options to purchase a potential of 217,000 shares, and Three-Year Stock Options to purchase 100,000 shares.

     In addition to the stock option grants, the Board of Directors approved Performance Bonus Agreements for Mssrs. Harrison, Patel and Phillips whereby Mr. Harrison was allocated a total of $226,500 cash bonus, and Mssrs. Patel and Phillips were each allocated a total of $113,250 cash bonus, upon the Company achieving certain amounts of new revenue pursuant to the successful completion of strategic acquisition opportunities.

     In addition to the above-mentioned stock options, Mr. Harrison was issued a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.18 per share on June 8, 2006 in connection with his appointment as a director of the Company.

     There are no material relationships between the Company or its affiliates and any of the parties that were granted the Performance Based Stock Options, Three-Year Stock Options and Cash Performance Bonus other than those described herein.

Item 9.01          Financial Statements and Exhibits

(c)      Exhibits.

Exh. No.	Description

10.1	2003 Stock Option Plan, dated September 19, 2003, incorporated herein by reference to Form 14A filed with the U.S. Securities and Exchange Commission on October 1, 2003.

10.2.	Performance for Stock Options Agreement – Paul W. Harrison.

10.3	Performance for Stock Options Agreement – Minesh Patel.

10.4	Performance for Stock Options Agreement – Bruce Phillips.

10.5	Performance Bonus Agreement – Paul W. Harrison.

10.6	Performance Bonus Agreement – Minesh Patel.

10.7	Performance Bonus Agreement – Bruce Phillips.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN MEDICAL MODALITIES CORPORATION
(Registrant)

Date: October 3, 2006
/s/ Baruh Hayut

Baruh Hayut, Chairman and Chief Executive Officer